SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  February 16, 1998



                             TELLABS, INC.
           (Exact name of registrant as specified in charter)


           Delaware              0-9692         36-3831568
(State or other jurisdiction  (Commission     (IRS employer
  of incorporation)           file number)    identification no.)


      4951 Indiana Avenue, Lisle, Illinois           60532
      (Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code     (630) 378-8800


                                  N/A
     (Former name or former address, if changed since last report)



























Item 5.   Other Events

On February 16, 1998, Tellabs, Inc., a Delaware corporation ("Tellabs"), Cardinal Merger Co., a Delaware corporation and a wholly-owned subsidiary of Tellabs ("Sub"), and Coherent Communications Systems Corporation, a Delaware corporation ("Coherent"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for the merger of Sub with and into Coherent (the "Merger"), with Coherent surviving the Merger and becoming a wholly-owned subsidiary of Tellabs. Pursuant to the Merger Agreement, by virtue of the Merger each outstanding share of common stock, $.01 par value per share, of Coherent will be converted into the right to receive .72 of a share of common stock, $.01 par value per share, of Tellabs. Further details regarding the Merger and the Merger Agreement are contained in the copy of the Merger Agreement attached hereto as Exhibit 2.1 and the press release issued by Tellabs on February 16, 1998 attached hereto as
Exhibit 99.1, both of which are incorporated by reference herein.




SIGNATURES


Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TELLABS, INC.




Date: February 20, 1998             By: __s/ J. Peter Johnson___

                                           J. Peter Johnson
                                           Vice President, Controller
                                           and Chief Accounting Officer





















Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(c)  Exhibits

 Exhibit 2.1 Agreement and Plan of Merger, including exhibits dated February 16, 1998, among Tellabs Inc.,
                    Cardinal Merger Co. and Coherent Communications Systems Corporation.

 Exhibit 99.1 Joint press release issued by Tellabs, Inc., and Coherent Communications Systems Corporation dated February 16, 1998.